UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Patterson Place Development Project, Durham, North Carolina

On June 25, 2013, CNL Growth Properties, Inc. (“us,” “we,” “our,” or the “Company”), through an affiliate, GGT Patterson Place Holdings, LLC (the “CGP JV Partner”), entered into a limited liability company agreement, more fully described below (the “JV Agreement”) with Bainbridge Patterson Place, LLC (the “Bainbridge JV Partner”), an affiliate of The Bainbridge Companies, LLC (“Bainbridge”), for the purpose of forming a joint venture, GGT Patterson Place NC Venture, LLC, a Delaware limited liability company (the “Joint Venture”).

On June 27, 2013, the Joint Venture acquired a fee simple interest in an approximately 22.3-acre parcel of land (the “Property”) via an assignment of a purchase and sale agreement, as amended, between the prior owners of the Property, Boulevard Forest & Trees, LLC (“BF&T”), and Bainbridge Communities Acquisition I, LLC, an affiliate of Bainbridge. The Property is located in the submarket of South Durham in the Raleigh-Durham area of North Carolina, within five miles of Duke University Medical Center. The Joint Venture will develop, construct and operate a 322-unit, multifamily “Class A” garden-style three-story residential apartment community on the Property, which will be known as “REALM Patterson Place Apartments” (the “Patterson Community”), featuring a clubhouse, pool, and business and fitness centers among its amenities (the “Project”). For so long as the Patterson Community remains a multifamily apartment complex, BF&T and its affiliates have agreed to refrain from engaging in a variety of activities on the property it owns that is adjacent to the Patterson Community. In addition, BF&T has agreed, for a period of 18 months after the date on which 85% of the Project units have received certificates of occupancy, that various parcels of land located in proximity to the Patterson Community will not be developed for multifamily rental use, except senior housing, which is permitted.

The purchase price for the Property was approximately $4.5 million; and the total budget for the Project, including the purchase of the land, is approximately $40.1 million. The purchase price and related acquisition closing costs, and certain expenses, fees and pre-development costs were funded by the Joint Venture from the capital contributions of the CGP JV Partner and the Bainbridge JV Partner. The balance of the development and construction costs of the Project will be funded with a construction loan from First Citizens Bank & Trust Company, as described below in Item 2.03 of this Current Report.

A Bainbridge affiliate will serve as the developer of the Project under the terms of a development agreement dated June 27, 2013 between the Joint Venture and Bainbridge Development Company, LLC (the “Development Agreement”) pursuant to which Bainbridge will cover 100% of construction cost overruns and will be entitled to a development fee equal to 3% of the final Project budget and a supervision fee in the amount of $100,000, payable over the construction period. A Bainbridge affiliate will also serve as the general contractor of the Project under the terms of a guaranteed maximum price construction contract between the Joint Venture and Bainbridge Mid-Atlantic Construction, LLC (the “Construction Contract”). Pursuant to the Construction Contract, Bainbridge has agreed to construct and deliver the Project on a turnkey basis for a total of $28.6 million, which amount includes a construction fee of 4% of the cost of the work, subject to adjustment for owner change orders and changes in governmental approvals. Commencement of construction is planned for August 2013, and the contractor is required to achieve substantial completion no later than 17 months from the date of commencement of the work, subject to excusable delays. We anticipate that the Project should achieve substantial completion in second quarter of 2015. After completion of construction and the commencement of leasing of the Patterson Community, the management of the Patterson Community will be provided by Bainbridge Management Group, LLC (“Bainbridge Management”), an affiliate of Bainbridge specializing in the on-site management of multifamily properties, for a fee equal to the greater of (x) $9,000 per month or (y) 3% of the rental payments and other income for the provision of services to tenants of the Patterson Community.

Also on June 27, 2013, via an assignment of an option agreement (the “Option Agreement”) between the principals of BF&T and Bainbridge Communities Acquisition I, LLC, an affiliate of Bainbridge, the Joint Venture obtained an option to acquire an additional parcel of land also located in Durham, North Carolina (the “Option Property”), for approximately $5.0 million plus an additional amount for each unit built on the Option Property in excess of 315 units (the “Option”). The Option may be exercised at anytime before the 10th day following the date on which certificates of occupancy have been obtained for 85% of the Patterson Community, but in any event not later than December 27, 2014. The Joint Venture made an initial payment of $15,000 in connection with the acquisition of the Option, and is obligated to make, at each six (6) month consecutive interval, periodic pre-exercise option payments of $15,000 each to the grantors of the Option, as more fully described in the Option Agreement, which payments are not refundable, but will be applied to the purchase price of the Option Property, in the event the Option is exercised.

Pursuant to the JV Agreement, the CGP JV Partner agreed to fund capital contributions of up to approximately $10.8 million for a 90% interest in the Joint Venture, and the Bainbridge JV Partner agreed to fund capital contributions of approximately $1.2 million for a 10% interest in the Joint Venture. We, through the CGP JV Partner, are the managing member of the Joint Venture, however, we have delegated the authority to manage certain of the day-to-day operations of the Joint Venture to the Bainbridge JV Partner, subject to our approval of major decisions, and certain rights to remove and replace the Bainbridge JV Partner.

Generally, under the terms of the JV Agreement, operating cash flow will be distributed to the CGP JV Partner and to the Bainbridge JV Partner pro rata in accordance with their respective percentage interests in the Joint Venture. Upon the occurrence of a major capital event, such as a sale of substantially all of the assets of the Joint Venture, the proceeds of the capital event will be distributed pro rata to the CGP JV Partner and the Bainbridge JV Partner until invested capital is returned and cumulative minimum returns on capital of 10.5% per annum, compounded monthly, are achieved. Thereafter, the Bainbridge JV Partner will receive a disproportionately higher share of any remaining sales proceeds.

The JV Agreement also provides that at any time after 24 months following the completion of the Project each of the CGP JV Partner and the Bainbridge JV Partner will have the right to cause the Patterson Community to be marketed for sale. In the event of any proposed sale of the Patterson Community by the CGP JV Partner or the Bainbridge JV Partner, the responding party shall be obligated to either (i) permit the sale at a price no lower than 95% of the price and on the terms proposed by the party seeking to sell the Patterson Community, or (ii) elect to purchase all of the Joint Venture interests of the proposing party based on the proposed sales price. In the event that the responding party elects to permit the Patterson Community to be offered for sale to a third-party but the property is not sold to a third party as a result of such marketing efforts, then either partner shall have the right to propose that it either purchase the other party’s interests in the Joint Venture or sell its interests in the Joint Venture to the other party at a price set forth in such notice. Upon receipt of such notice, the receiving party may elect to either sell its interests to the proposing party or to purchase the other party’s interests in the Joint Venture at the price proposed.

The JV Agreement is governed by Delaware law. The parties have agreed to arbitrate any disputes, disagreements or controversies under the JV Agreement pursuant to arbitration with a single arbitrator under binding arbitration in accordance with the rules and procedures of the American Arbitration Association.

Bainbridge is a family of real estate companies engaged in the management, development, construction, acquisition and disposition of residential real estate. Headquartered in Wellington, Florida and Bethesda, Maryland, Bainbridge has regional offices in Raleigh, North Carolina; Orlando, Florida; and Arlington, Virginia. The principals of Bainbridge have over 100 years of combined experience and expertise in the development, construction and management of apartment, condominium, retail and office buildings. Bainbridge has partnered with or manages communities for numerous institutional investors, private investor and lenders. Bainbridge has developed over 3,400 multifamily units and redeveloped or repositioned 14,000 units in various markets and currently manages 46 properties along the East Coast. We are not affiliated with Bainbridge, the Bainbridge JV Partner or any of Bainbridge’s other affiliates; and the Project is our first joint venture with Bainbridge.

The information appearing in Item 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Patterson Place Development Project

On June 26, 2013, the Joint Venture entered into a construction loan agreement with First Citizens Bank & Trust Company (the “Lender”) and a promissory note of equal date (collectively, and together with security and other related loan documents, the “Loan Documents”). Pursuant to the Loan Documents, the Lender will fund up to approximately $28.1 million of the development and construction costs of the Project (the “Loan”). The Loan will accrue interest at the variable interest rate per annum of 2.0% above the one-month LIBOR rate; provided, however, that the interest rate shall not fall below a minimum rate per annum of 3.25%. The interest rate is subject to change on an monthly basis, with the changes becoming effective on the first day of each calendar month based on the latest one-month LIBOR rate as published in the Money Rates table of The Wall Street Journal on the last business day of the preceding calendar month. The Joint Venture secured a LIBOR rate cap of 1.25% from SMBC Capital Markets, Inc. Given the Loan’s variable interest rate spread of 2.0% per annum, the rate cap ensures that the interest expense will not exceed 3.25%. The rate cap expires July 1, 2015. The cost of the rate cap was $52,200, and Chatham Financial will receive a consulting fee of $5,000 for its services in connection with arranging the interest rate cap.

Accrued interest on the Loan is due and payable monthly, beginning July 5, 2013, with all accrued and unpaid interest due at maturity. The outstanding principal balance of the Loan shall be due and payable in one single payment at maturity. The Loan has an initial term of three years, with two additional 12-month extensions, each subject to certain conditions and the payment of a loan extension fee. Assuming two extensions of the initial term, the estimated outstanding principal balance of the Loan would be approximately $28.1 million at maturity. The Loan is secured by the Property and all improvements to be constructed thereon under a deed of trust, and by an assignment to the Lender of all of the Joint Venture’s rights under the Development Agreement.

The Loan Documents require that construction on the Project commence on or before October 1, 2013, and that the Project shall be completed by October 1, 2015, subject to excusable delays. The Loan Documents contain affirmative, negative and financial covenants, agreements, representations, warranties, borrowing conditions, and events of default customary for development projects such as the Project. Bainbridge has provided a completion guaranty and cost guaranty to the Lender.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase and Sale Agreement by and between Boulevard Forest & Trees LLC and Bainbridge Communities Acquisition I, LLC, effective as of March 5, 2012, and amendments thereto.

10.2	Assignment and Assumption of Purchase and Sale Agreement by Bainbridge Communities Acquisition I, LLC and GGT Patterson Place NC Venture, LLC, executed as of June 27, 2013.

10.3	Limited Liability Company Agreement of GGT Patterson Place NC Venture, LLC, effective as of June 25, 2013.

10.4	Construction Loan Agreement between GGT Patterson Place NC Venture, LLC and First-Citizens Bank & Trust Company, dated as of June 26, 2013.

10.5	Promissory Note in the original principal amount of $28,095,674, by GGT Patterson Place NC Venture, LLC, in favor of First-Citizens Bank & Trust Company, dated June 26, 2013.

99.1	Press Release dated July 1, 2013.

Caution Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in the Company’s offering of its shares, including the limited number of investments made; risks of doing business internationally, including currency risks; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; risks related to development projects or acquired property value-add conversions, if applicable, including construction delays, cost overruns, the Company’s inability to obtain necessary permits, and/or public opposition to these activities; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; consequences of our net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to qualify for and maintain the Company’s REIT qualification; and the Company’s ability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlgrowthproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2013		CNL GROWTH PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Rosemary Q. Mills
Rosemary Q. Mills
Chief Financial Officer and Treasurer